UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/06/2007

RELIABILITY INCORPORATED
(Exact name of registrant as specified in its charter)

Commission File Number:  0-7092

TX	75-0868913
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

P.O. Box 218370, Houston, TX 77218-8370
(Address of principal executive offices, including zip code)

281-492-0550
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.01.    Completion of Acquisition or Disposition of Assets

Effective April 1, 2007, Reliability Incorporated (hereinafter "Reliability" or the "Company") consummated the merger (the "Merger") of its wholly owned subsidiary, Reliability-Medallion, Inc., a Florida corporation ("Subsidiary"), into Medallion Electric Acquisition Corporation, a Florida corporation ("MEAC"), and the indirect acquisition, through MEAC, of Medallion Electric, Inc., a Florida corporation ("Medallion Electric"). Medallion Electric is an electrical contracting company for home builders in Florida, with its major assets consisting of contracts for services to be performed and accounts receivable.
MEAC is a privately held company owned by eight shareholders unrelated to Reliability. Medallion Electric is owned by one shareholder unrelated to Reliability or MEAC or any of MEAC's shareholders.
Reliability issued 2,850,000 shares of its common stock to the shareholders of MEAC as consideration for the Merger. Under the Agreement of Merger and Plan of Reorganization, Reliability is required to raise capital in one or more private placements of common stock to select accredited investors. If at least $2,000,000 is not raised in such private placements by June 15, 2007, the 2,850,000 shares issued in connection with the Merger, as well as the 150,000 shares of Reliability common stock issued and paid in connection with MEAC's acquisition of Medallion Electric, described below, will be forfeited, but Reliability will still own MEAC and Medallion Electric, notwithstanding the forfeiture of such shares.
Reliability funded $750,000 to MEAC after the Merger. $150,000 of such funds were to be made available to Medallion Electric as working capital; up to $100,000 were to be used by MEAC to pay its expenses of the transaction. MEAC used the remaining $500,000 to make the first payment to the shareholder of Medallion Electric for his stock of Medallion Electric and delivered two notes for the remainder of the purchase price - one for $500,000 due in six months ("$500,000 Note") and one for $1,500,000 due in six months ("$1,500,000 Note"). Reliability secured the $500,000 Note with the pledge of its real property in North Carolina (the "Property"); the $1,500,000 Note is secured with the assets of Medallion Electric. In addition, Reliability issued to the sole stockholder of Medallion Electric 150,000 shares of Reliability common stock; the stockholder directed that 30,000 of those shares be paid to his business broker. Finally, the selling stockholder of Medallion Electric is entitled to an earnout payment, the amount of which payment will depend on the gross profits of Medallion Electric for the next three years, with a minimum payment of $250,000 for each of such years and an additional amount if gross profits for any such year exceed gross profits for the 12 month period ending October 2006.
All of the funds used for the down payment to Medallion Electric were paid out of Reliability's cash on hand. Additional payments will come from Reliability's working capital, funds generated by the private placements, and funds generated by Medallion Electric's operations.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the acquisition of Medallion Electric described under Item 2.01 above, on April 1, 2007, Reliability pledged the Property to secure the $500,000 Note. The $500,000 Note is due in full on October 1, 2007. If the $500,000 Note is not paid on the due date, the payee has the right to foreclose on the Property and retain from the proceeds of foreclosure the face amount of such note and interest, plus all costs of collection, including trustee's fees. During the term of the $500,000 Note, Reliability has an obligation to maintain the Property, insure it, pay the taxes on it and meet other standard mortgage provisions. Reliability's failure to comply with such provisions gives the beneficiary the right to accelerate the note.

Item 3.02.    Unregistered Sales of Equity Securities

On April 2, 2007, in connection with the Merger described under Item 2.01 above, the Company issued 3,000,0000 shares of its common stock, no par value. 2,850,000 of such shares were issued to the shareholders of MEAC in the Merger, and 150,000 of such shares were issued to the shareholder of Medallion Electric and his designee as part of the consideration for MEAC's purchase of Medallion Electric. All of shares of Reliability common stock were issued to accredited investors, as defined under Rule 501 of the Securities Act of 1933 ("Securities Act"), pursuant to Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of the Securities and Exchange Commission. None of the securities issued is convertible.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Agreement of Merger and Plan of Reorganization effecting the Merger, two new directors were appointed to Reliability's Board of Directors ("Board")- Alex Katz and David Kurland. Messrs. Katz and Kurland have agreed that if the Company is unable to raise additional capital of at least $2,000,000 by June 15, 2007, each such person will resign from the Board. At this time, neither Mr. Katz nor Mr. Kurland has been appointed to any committee of the Board.
Mr. Katz's wife was a shareholder of MEAC and thus, as a result of the Merger described in Item 2.01 above, received 591,435 shares of Reliability common stock. In addition, Reliability will pay Mr. Katz up to $400,000 for fees and expenses incurred by Mr. Katz in connection with the transactions described in Item 2.01 above, but only if at least $2,000,000 is raised in private placements of Reliability common stock to select accredited investors by June 15, 2007.
All directors of Reliability receive monthly compensation equal to $850, plus reimbursement of expenses for attending Board meetings.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective April 1, 2007, the Board amended the Company's bylaws to increase the size of the Board from four members to six members. The full text of the amendment to the bylaws is attached hereto as Exhibit 3.01.

Item 7.01.    Regulation FD Disclosure

The Company is disclosing the press release attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(a)         Financial Statements of Businesses Acquired - to come by amendment
(b)        Pro Forma Financial Information - to come by amendment
(c)        Exhibits
        2.01        Agreement of Merger and Plan of Reorganization
        2.02        Stock Purchase Agreement, with Amendments
        3.01        Bylaw Amendment
        99.1        Press Release

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIABILITY INCORPORATED

Date: April 06, 2007	By:	/s/ James Harwell
James Harwell
Executive Vice President

Exhibit Index

Exhibit No.	Description
EX-3.01
EX-99.1
EX-2.02
EX-2.01